EXHIBIT 10.1

                       EVCI CAREER COLLEGES HOLDING CORP.
                 2004 AMENDED AND RESTATED INCENTIVE STOCK PLAN*

      1. Purpose. The purpose of the 2004 Incentive Stock Plan (the "Plan") is to enhance the ability of EVCI Career Colleges Holding Corp. (the "Company") and its Related Entities to attract and retain officers, employees, directors and consultants of outstanding ability and to provide selected officers, employees, directors and consultants with an interest in the Company parallel to that of the Company's stockholders. The term "Company" as used in this Plan shall, unless otherwise indicated, mean collectively the Company and/or its Related Entities, as the context requires.

      2. Certain Definitions.

            (a) "Award" means an award determined in accordance with the terms of the Plan.

            (b) "Beneficial Owner" shall have the same meaning as in Rule 13(d)(3) of the Exchange Act.

            (c) "Board" means the Board of Directors of the Company.

            (d) "Cause" means (i) the same as the definition of such term in an employment agreement or similar agreement, if any, between the Participant and the Company or (ii) if no such agreement exists, one or more of: (A) the Participant's failure to perform the duties reasonably assigned to him or her by the Company, (B) a good faith finding by the Company of the Participant's dishonesty, gross negligence or misconduct, (C) a material breach by the Participant of any written Company employment policies or rules or (D) the Participant's conviction for, or his or her plea of guilty or nolo contendere to, a felony or for any other crime which involves fraud, dishonesty or moral turpitude.

            (e) "Change in Control" means (i) the same as the definition of such term contained in an agreement, if any, between the Participant and the Company or (ii) if no such agreement exists (A) an event or series of events that would be required to be described as a change in control of the Company in a proxy or information statement distributed by the Company pursuant to Section 14 of the Exchange Act in response to Item 6(e) of Schedule 14A promulgated thereunder or otherwise adopted or (A) any event the Board deems to be a Change of Control. The determination whether and when a Change in Control has occurred or is about to occur shall be made by the Board in office immediately prior to the occurrence of the event or series of events constituting such Change in Control.

            (f) "Control Change Date" means the date designated by the Board of occurrence of the events or series of events constituting a Change of Control.

            (g) "Code" means the Internal Revenue Code of 1986, as amended.

            (h) "Committee" means a committee of at least two members of the Board appointed by the Board to administer the Plan and to perform the functions set forth herein

_____________________
*As of July 27, 2004.

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and who are "non-employee directors" within the meaning of Rule 16b-3 under the
Exchange Act and who are also "outside directors" within the meaning of Section 162(m) of the Code.

            (i) "Common Stock" means the common stock of the Company.

            (j) "Continuous Service" means that the Participant's service as an employee, director or consultant with the Company or a Related Entity which is not interrupted or terminated. The Participant's Continuous Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders service to the Company or a Related Entity as an employee, director or consultant or a change in the entity for which the Participant renders such service; provided that, there is no interruption or termination of the Participant's Continuous Service other than an approved leave of absence. The Committee, in its sole discretion, may determine whether Continuous Service shall be considered interrupted.

            (k) "Disability" has the meaning as provided in any long-term disability plan maintained by the Company or any Related Entity in which a Participant then participates; provided that, if no such plan exists, it shall have the meaning set forth in Section 22(e)(3) of the Code.

            (l) "Effective Date" has the meaning set forth in Section 21 of the Plan.

            (m) "Exchange Act" shall mean the Securities and Exchange Act of 1934, as amended.

            (n) "Fair Market Value" per share as of a particular date means, unless otherwise determined by the Board, the average of the high and low sale prices of the Common Stock on the NASDAQ (or any other exchange or national market system upon which price quotations for the Company's Common Stock is regularly available) for such date. In the event the particular date is not a trading day, the next price on the trading day shall apply.

            (o) "Immediate Family Member" means, except as otherwise determined by the Committee, a Participant's spouse, ancestors and descendants.

            (p) "Incentive Stock Option" means a stock option which is intended to meet the requirements of Section 422 of the Code.

            (q) "Non-Employee Director" means a member of the Board who is not an employee of the Company or a Related Entity.

            (r) "Nonqualified Stock Option" means a stock option which is not intended to be an Incentive Stock Option.

            (s) "Option" means either an Incentive Stock Option or a Nonqualified Stock Option.

            (t) "Participant" means an individual who is eligible under Section 5 and is selected to participate in the Plan by the Committee.


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            (u) "Related Entity" means an entity that the Board determines is an affiliate of the Company (including an entity that becomes an affiliate after the effective date of the Plan); provided that, with respect to Incentive Stock Options, it shall mean any Related Entity of the Company that is a corporation and which at the time qualifies as a "subsidiary corporation" within the meaning of Section 424(f) of the Code.

            (v) "Substitute Awards" means Awards granted or shares issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, by a company acquired by the Company or with which the Company combined.

      3. Shares Subject to the Plan.

            (a) General. Subject to adjustment in accordance with Section 16, the total of the number of shares of Common Stock which shall be available for the grant of Awards under the Plan shall not exceed 1,200,000 shares of Common Stock. Any Common Stock subject to an Option which is canceled or expires without exercise shall again become available for Award under the Plan. Upon forfeiture of other Awards in accordance with the provisions of the Plan and the terms and conditions of the Award, the shares covered thereby shall again be available for subsequent Awards under the Plan. In addition, any shares of Common Stock tendered and/or withheld for the payment of any applicable withholding taxes shall again become available for the grant of subsequent Awards under the Plan. The Company may, but is not required to, use the proceeds it receives for the payment of any Award under this Plan to purchase shares of its Common Stock in the open market and any such shares of Common Stock so purchased may be used for the issuance of Awards under this Plan. Subject to adjustment in accordance with Section 16, no Participant shall be granted, during any one year period, Options to purchase, and/or stock appreciation rights based on the value of, more than 400,000 shares of Common Stock. Common Stock available for issue or distribution under the Plan shall be authorized and unissued shares or shares reacquired by the Company in any manner.

            (b) Incentive Stock Options. Notwithstanding Section 3(a), subject to adjustment in accordance with Section 16, the aggregate number of shares of Common Stock with respect to which Incentive Stock Options may be granted under the Plan shall not exceed 1,000,000.

      4. Administration.

            (a) Committee. The Plan shall be administered by the Committee. All references to the Committee hereinafter shall mean the directors who could qualify to be members of the Committee if no such Committee has been appointed.

            (b) Authority and Duties. The Committee shall (i) approve the selection of Participants, (ii) determine the type of Awards to be made to Participants, (iii) determine the number of shares of Common Stock subject to Awards, (iv) determine the terms and conditions of any Award granted hereunder (including, but not limited to, any restriction and forfeiture conditions on such Award) and (v) have the authority to interpret the Plan, to establish, amend, and rescind any rules and regulations relating to the Plan, to determine the terms and provisions of any agreements entered into hereunder, and to make all other determinations necessary or advisable for the administration of the Plan. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Award in the manner and to the extent it shall deem desirable to carry it into effect.


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            (c) Vote by Committee. Approval by a majority of the Committee members shall be sufficient to authorize any action by the Committee. Any action of the Committee shall be final, conclusive and binding on all persons, including the Company and its Related Entities and stockholders, Participants and persons claiming rights from or through a Participant.

            (d) Delegation of Authority. The Committee may delegate to officers or employees of the Company or any Related Entity, and to service providers, the authority, subject to such terms as the Committee shall determine, to perform administrative functions with respect to the Plan and Award agreements.

            (e) Limit on Liability; Indemnification. Members of the Committee and any officer or employee of the Company or any Related Entity acting at the direction of, or on behalf of, the Committee shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan, and shall, to the extent permitted by law, be fully indemnified by the Company with respect to any such action or determination.

      5. Eligibility. Individuals eligible to receive Awards under the Plan shall be the officers, employees, directors and consultants of the Company and its Related Entities or any person who has agreed to provide services in any of those capacities but whose service has not yet commenced; provided that, only employees of the Company and its Related Entities may be granted Incentive Stock Options.

      6. Awards. Awards under the Plan may consist of Options or other Awards, including Substitute Awards.

      7. Options. Options may be granted under the Plan in such form as the Committee may from time to time approve pursuant to terms set forth in an Option agreement.

            (a) Types of Options. Each Option agreement shall state whether or not the Option will be treated as an Incentive Stock Option or Nonqualified Stock Option. The aggregate Fair Market Value of the Common Stock for which Incentive Stock Options granted to any one employee under this Plan or any other incentive stock option plan of the Company or of any of its Related Entities may by their terms first become exercisable during any calendar year shall not exceed $100,000, determining Fair Market Value as of the date each respective Option is granted. In the event such threshold is exceeded in any calendar year, such excess Options shall be automatically deemed to be Nonqualified Stock Options. To the extent that any Option granted under this Plan which is intended to be an Incentive Stock Option fails for any reason to qualify as such at any time, such Option shall be a Nonqualified Stock Option.

            (b) Option Price. The purchase price per share of the Common Stock purchasable under an Option shall be determined by the Committee and shall not be less than 100% of the Fair Market Value of the Common Stock on the date of grant; provided, however, in the case of Incentive Stock Options granted to an employee owning stock possessing more than 10% of the total combined voting power of all classes of shares of the Company and its Related Entities (a "10% Stockholder") the price per share specified in the agreement relating to such Option shall not be less than 110% of the Fair Market Value per share of the Common Stock on the date of grant.


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            (c) Option Period. The term of each Option shall be fixed by the
Committee, but no Option shall be exercisable after the expiration of 10 years from the date the Option is granted; provided that, in the case of Incentive Stock Options granted to 10% Stockholders, the term of such Option shall not exceed five years from the date of grant. Notwithstanding the foregoing, unless otherwise provided in an Award agreement, upon the death of a Participant, Options (other than Incentive Stock Options) that would otherwise remain exercisable following such death, shall remain exercisable for one year following such death, notwithstanding the term of such Option.

            (d) Exercisability. Each Option shall vest and become exercisable at a rate determined by the Committee on the date of grant.

            (e) Payment of Exercise Price. The exercise price of the Option may be paid (i) in cash or by certified or bank check, (ii) by surrender of Common Stock held by the optionee for at least six months or such period as may be required to avoid a charge to earnings for financial accounting purposes only if so permitted by the Company, (iii) if established by the Company, subject to limitations on arranged loans required by Sarbanes-Oxley Act of 2002, through a "same day sale" commitment from optionee and a broker-dealer selected by the Company that is a member of the National Association of Securities Dealers (an "NASD Dealer") whereby the optionee irrevocably elects to exercise the Option and to sell a portion of the shares so purchased sufficient to pay for the total exercise price and whereby the NASD Dealer irrevocably commits upon receipt of such shares to forward the total exercise price directly to the Company, or (iv) by any combination of the foregoing, and, in all instances, to the extent permitted by applicable law. A Participant's subsequent transfer or disposition of any Common Stock acquired upon exercise of an Option shall be subject to any Federal and state laws then applicable, specifically securities law, and the terms and conditions of this Plan.

      8. Other Awards. Subject to such performance and employment conditions as the Committee may determine, awards of Common Stock or awards based on the value of the Common Stock may be granted either alone or in addition to other Awards granted under the Plan. Any Awards under this Section 8 and any Common Stock covered by any such Award may be forfeited to the extent so provided in the Award agreement, as determined by the Committee. Payment of Common Stock awards made under this Section 8 which are based on the value of Common Stock may be made in Common Stock or in cash or in a combination thereof (based upon the Fair Market Value of the Common Stock on the date of payment), all as determined by the Committee in its sole discretion. Where the Company receives no payment from the recipient of an Award under this Section 8, the minimum performance period shall be at least one year and a condition based upon continued employment or the passage of time shall provide for vesting or settlement over a period of not less than three years.

      9. Stock Appreciation Rights.

            (a) General. The Committee may, either alone or in connection with the grant of another Award, grant stock appreciation rights in accordance with the Plan, the terms and conditions of which shall be set forth in an agreement. If granted in connection with an Option, a stock appreciation right shall cover the same number of shares of Common Stock covered by the Option (or such lesser number of shares as the Committee may determine) and shall, except as provided in this Section 11, be subject to the same terms and conditions as the related Option.


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            (b) Time of Grant. A stock appreciation right may be granted (i) at any time if unrelated to an Option, or (ii) if related to an Option, either at the time of grant, or in the case of Nonqualified Stock Options, at any time thereafter during the term of such Option.

            (c) Stock Appreciation Right Related to an Option.

            (i) A stock appreciation right granted in connection with an Option shall be exercisable at such time or times and only to the extent that the related Option is exercisable, and will not be transferable except to the extent the related Option may be transferable. A stock appreciation right granted in connection with an Incentive Stock Option shall be exercisable only if the Fair Market Value of a share of Common Stock on the date of exercise exceeds the purchase price specified in the related Incentive Stock Option agreement.

            (ii) Upon the exercise of a stock appreciation right related to an Option, the Participant shall be entitled to receive an amount determined by multiplying (A) the excess of the Fair Market Value of a share of Common Stock on the date preceding the date of exercise of such stock appreciation right over the per share purchase price under the related Option, by (B) the number of shares of Common Stock as to which such stock appreciation right is being exercised. Notwithstanding the foregoing, the Committee may limit in any manner the amount payable with respect to any stock appreciation right by including such a limit in the agreement evidencing the stock appreciation right at the time it is granted.

            (iii) Upon the exercise of a stock appreciation right granted in connection with an Option, the Option shall be canceled to the extent of the number of shares as to which the stock appreciation right is exercised, and upon the exercise of an Option granted in connection with a stock appreciation right, the stock appreciation right shall be canceled to the extent of the number of shares of Common Stock as to which the Option is exercised or surrendered.

            (d) Stock Appreciation Right Unrelated to an Option. The Committee may grant to a Participant stock appreciation rights unrelated to Options. Stock appreciation rights unrelated to Options shall contain such terms and conditions as to exercisability, vesting and duration as the Committee shall determine, but in no event shall they have a term of greater than 10 years; provided, that, unless otherwise provided in an Award agreement, upon the death of a Participant, stock appreciation rights that would otherwise remain exercisable for a period of time following such death, shall remain exercisable for one year following death notwithstanding the term of the Award. Upon exercise of a stock appreciation right unrelated to an Option, the Participant shall be entitled to receive an amount determined by multiplying (i) the excess of the Fair Market Value of a share on the date preceding the date of exercise of such stock appreciation right over the per share exercise price of the stock appreciation right, by (ii) number of shares of Common Stock as to which the stock appreciation right is being exercised. Notwithstanding the foregoing, the Committee may limit in any manner the amount payable with respect to any stock appreciation right by including such a limit in the agreement evidencing the stock appreciation right at the time it is granted.


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      (e) Form of Payment. Payment of the amount determined under this Section
9(d) may be made in the discretion of the Committee solely in whole shares of Common Stock in a number determined at their Fair Market Value on the date preceding the date of exercise of the stock appreciation right, or solely in cash, or in a combination of cash and shares. If the Committee decides to make full payment in shares in Common Stock and the amount payable results in a fractional share, payment for the fractional share will be made in cash.

      10. Non-Employee Director Options

            (a) First Option. Each Non-Employee Director shall be automatically granted an Option to purchase 7,500 shares of Common Stock (the "First Option") on the date on which such person first becomes a Non-Employee Director, whether through election by the stockholders of the Company or appointment by the Board to fill a vacancy; provided, however, that a member of the Board who ceases to be an employee of the Company but who remains a member of the Board shall not receive a First Option and, in addition, a Non-Employee Director who has been granted stock or options by the Company under a consulting or other arrangement shall be ineligible to receive any subsequent automatic grants under this
Section 9 unless the Committee determines otherwise.

            (b) Makeup Option. Each Non-Employee Director shall be automatically granted an Option (the "Makeup Option") to purchase not less than 7,500 and not more than 12,500 shares of Common Stock on the date the Plan is approved by stockholders. The actual number of shares exceeding 7,500 will be the product of 5,000 and the percentage increase, if any, in the Fair Market Value per share of Common Stock on the date the Plan is approved by Stockholders over $9.95, which was the Fair Market Value per share of Common Stock on March 1, 2004.

            (c) Subsequent Option. Each Non-Employee Director shall be automatically granted an Option to purchase 7,500 shares of Common Stock (the "Subsequent Option") on March 1st of each year provided he or she is then a Non-Employee Director and if, as of such date, he or she shall have served on the Board for at least the preceding six months.

            (d) Terms of Options. The provisions of First Options, Makeup Options and Subsequent Options shall include:

      o     a term of 10 years;

      o an exercise price per share of 100% of the Fair Market Value per share of Common Stock on the date of grant; and

      o the cumulative vesting of options to purchase one-third of the shares of Common Stock subject to the Option on the date of grant and one-third of the shares subject to the Option on each of the first and second anniversaries of the date of grant so that 100% of the shares subject to the Option are vested on the second anniversary of the grant date.

      11. Special Provisions.


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            (a) Change in Control. Unless otherwise provided in an Option agreement, after a Control Change Date each Option shall be fully exercisable thereafter in accordance with the terms of the applicable Option agreement. If not sooner exercisable under the terms of the applicable Option agreement, a Participant's Option shall become fully vested and fully exercisable (i) as of his termination of employment if his employment terminates after a Control Change Date and he is terminated without Cause or following his refusal to continue his employment at a location that is more than a 50 mile radius from his principal place of employment prior to the Change of Control or (ii) as of the date that there is material reduction in the Participant's compensation or duties if such reduction occurs after a Control Change Date. Notwithstanding any other provision of the Plan, a Change in Control shall be deemed an Event for purposes of Section 16(b).

            (b) Deferral. The Committee shall be authorized to establish procedures pursuant to which the payment of any Award may be deferred. Subject to the provisions of the Plan and any Award agreement, the recipient of an Award (including, without limitation, any deferred Award) may, if so determined by the Committee, be entitled to receive, currently or on a deferred basis, cash dividends or cash payments in amounts equivalent to cash dividends with respect to the number of shares of Common Stock covered by the Award, as determined by the Committee, in its sole discretion, and the Committee may provide that such amounts (if any) shall be deemed to have been reinvested in additional shares or otherwise reinvested.

      12. Withholding. Upon (a) disposition of shares of Common Stock acquired pursuant to the exercise of an Incentive Stock Option granted pursuant to the Plan within two years of the grant of the Incentive Stock Option or within one year after exercise of the Incentive Stock Option, or (b) exercise of a Nonqualified Stock Option (or an Incentive Stock Option treated as a Nonqualified Stock Option) or the vesting or payment of any other Award under the Plan or (c) under any other circumstances determined by the Committee in its sole discretion, the Company shall have the right to require any Participant, and such Participant by accepting the Awards granted under the Plan agrees, to pay to the Company the amount of any taxes which the Company shall be required to withhold with respect thereto.

      13. Nontransferability, Beneficiaries. Unless otherwise determined by the Committee with respect to the transferability of Nonqualified Stock Options by a Participant to his Immediate Family Members (or to trusts, partnerships or limited liability companies established for such family members), no Award shall be assignable or transferable by the Participant, otherwise than by will or the laws of descent and distribution or pursuant to a beneficiary designation, and Options shall be exercisable, during the Participant's lifetime, only by the Participant (or by the Participant's legal representatives in the event of the Participant's incapacity). Each Participant may designate a beneficiary to exercise any Option held by the Participant at the time of the Participant's death or to be assigned any other Award outstanding at the time of the Participant's death. If no beneficiary has been named by a deceased Participant, any Award held by the Participant at the time of death shall be transferred as provided in his will or by the laws of descent and distribution. Except in the case of the holder's incapacity, an Option may only be exercised by the holder thereof.

      14. No Right to Continuous Service. Nothing contained in the Plan or in any Award under the Plan shall confer upon any Participant any right with respect to the continuation of service with the Company or any of its Related Entities, or interfere in any way with the right of the Company or its Related Entities to terminate his or her Continuous Service at any time.


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      15. Governmental Compliance.

            (a) Precondition. Each Award under the Plan shall be subject to the requirement that if at any time the Committee shall determine that the listing, registration or qualification of any shares issuable or deliverable thereunder upon any securities exchange or under any Federal or state law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition thereof, or in connection therewith, no such grant or award may be exercised or shares issued or delivered unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.

            (b) Legend. All certificates for Common Stock delivered under the Plan pursuant to any Award shall be subject to such stock-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Common Stock is then listed, and any applicable Federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

      16. Adjustments; Corporate Events.

            (a) Triggering Events. In the event of any dividend or other distribution (whether in the form of cash, Common Stock, other securities, or other property), recapitalization, reclassification, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, liquidation, dissolution, or sale, transfer, exchange or other disposition of all or substantially all of the assets of the Company, or exchange of Common Stock or other securities of the Company, issuance of warrants or other rights to purchase Common Stock or other securities of the Company, or other similar corporate transaction or event (an "Event"), and in the Committee's opinion, such Event affects the Common Stock such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to an Award, then the Committee shall, in such manner as it may deem equitable, adjust any or all of the following: (i) the number and kind of shares of Common Stock (or other securities or property) with respect to which Awards may be granted or awarded;
(ii) the number and kind of shares of Common Stock (or other securities or property) subject to outstanding Awards; and (iii) the grant or exercise price with respect to any Award. Subject to compliance with applicable laws, rules and regulations, the Committee's determination under this Section 16(a) shall be final, binding and conclusive.

            (b) Termination After an Event. Upon the occurrence of an Event in which outstanding Awards are not to be assumed or otherwise continued following such an Event, the Committee may, in its discretion, terminate any outstanding Award without a Participant's consent and (i) provide for either the purchase of any such Award for an amount of cash equal to the amount that could have been attained upon the exercise of such Award or realization of the Participant's rights had such Award been currently exercisable or payable or fully vested or the replacement of such Award with other rights or property selected by the Committee in its sole discretion and/or (ii) provide that such Award shall be exercisable (whether or not vested) as to all shares covered thereby for at least 30 days prior to such Event.


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            (c) No Limit on Company. The existence of the Plan, the Award agreement and the Awards granted hereunder shall not affect or restrict in any way the right or power of the Company or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company's capital structure or its business, any merger or consolidation of the Company, any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Common Stock or the rights thereof or which are convertible into or exchangeable for Common Stock, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

      17. Award Agreement. Each Award under the Plan shall be evidenced by an agreement setting forth the terms and conditions, as determined by the Committee, which shall apply to such Award, in addition to the terms and conditions specified in the Plan.

      18. Amendment. The Board may amend, suspend or terminate the Plan or any portion thereof at any time, provided that, (a) no amendment shall be made without stockholder approval if such approval is necessary to qualify for or comply with any applicable law, regulation or rule for which or with which the Board deems it necessary or desirable to qualify or comply, (b) except as provided in Section 16, no amendment shall be made that would adversely affect the rights of a Participant under an Award theretofore granted, without such Participant's written consent and (c) without the affirmative vote of the holders of shares of Common Stock having a majority of the votes cast on the proposal, the Plan cannot be amended to permit a reduction in the exercise price of outstanding Options (which are not Substitute Awards) or to increase the maximum number of shares for which Awards may be granted under the Plan.

      19. General Provisions.

            (a) Rule 16b-3 Compliance. It is the intent of the Company that the Plan satisfy, and be interpreted in a manner that satisfies, the applicable requirements of Rule 16b-3 as promulgated under Section 16 of the Exchange Act so that Participants will be entitled to the benefit of Rule 16b-3, or any other rule promulgated under Section 16 of the Exchange Act, and will not be subject to short-swing liability under Section 16 of the Exchange Act. Accordingly, if the operation of any provision of the Plan would conflict with the intent expressed in this Section 18(a), such provision, to the extent possible, shall be interpreted and/or deemed amended so as to avoid such conflict.

            (b) No Stockholder Rights. Except as otherwise provided by the Committee in the applicable grant or Award agreement, a Participant shall have no rights as a stockholder with respect to any shares of Common Stock subject to an Award until a certificate or certificates evidencing shares of Common Stock shall have been issued to the Participant and, subject to Section 16, no adjustment shall be made for dividends or distributions or other rights in respect of any share for which the record date is prior to the date on which the Participant shall become the holder of record thereof.

            (c) Governing Law. The law of the State of Delaware shall apply to all Awards and interpretations under the Plan regardless of the effect of such state's conflict of laws principles.


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            (d) Gender. Where the context requires, words in any gender shall include any other gender.

            (e) Section Headings. Headings of Sections are inserted for convenience and reference; they do not constitute any part of this plan.

      20. Expiration of the Plan. Subject to earlier termination pursuant to
Section 18, the Plan shall have an indefinite term; provided that, no Incentive Stock Options may be granted following the 10-year anniversary of the Effective Date.

      21. Effective Date; Approval of Shareholders. The Plan is effective as of the date it is approved by the affirmative vote of the holders of shares of Common Stock having a majority of the votes cast on the proposal to approve the Plan at a meeting of stockholders duly held in accordance with the applicable laws of the State of Delaware (the "Effective Date").


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